Exhibit 10.15

PROMISSORY NOTE

$10,600,000.00	GREENSBORO, NORTH CAROLINA

November 3, 2017

FOR VALUE RECEIVED PMI GREENSBORO, LLC, a Delaware limited liability company having its principal place of business at 406 Page Road, Nashville, Tennessee 37205 (“TIC Borrower 1”), and MDR GREENSBORO, LLC, a Delaware limited liability company having its principal place of business at 11 S. 12th Street, Suite 401, Richmond, Virginia 23219 (“TIC Borrower 2”, and, collectively with TIC Borrower 1, hereinafter, individually or collectively as the context may imply, “Borrower”), as maker, hereby unconditionally promises to pay to the order of BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 9 West 57th Street, Suite 4920, New York, New York 10019 (together with its successors and/or assigns, “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($10,600,000.00), or so much thereof as is advanced pursuant to that certain Loan Agreement dated the date hereof between Borrower and Lender (as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note (as amended, replaced, restated, supplemented or otherwise modified from time to time, this “Note”) at the interest rate specified in the Loan Agreement, and to be paid in accordance with the terms of this Note and the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1: PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon and all other amounts due under the Loan Documents shall be due and payable on the Maturity Date.

ARTICLE 2: DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default continuing beyond the expiration of any applicable cure period.

ARTICLE 3: LOAN DOCUMENTS

This Note is secured by the Security Instrument and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4: SAVINGS CLAUSE

Notwithstanding anything to the contrary contained in this Note or in any of the other Loan Documents, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE 5: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6: WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership or limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and their partners or members shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Security Instrument or any other Loan Document.)

ARTICLE 7: TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8: EXCULPATION

The provisions of Article 12 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 9: GOVERNING LAW

The governing law and related provisions contained in Section 15.4 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.

ARTICLE 10: NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 15.5 of the Loan Agreement.

ARTICLE 11: SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL LIABILITY

This Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and permitted assigns. Lender may sell, assign, pledge, participate, transfer or delegate, as applicable, to one or more Persons, all or a portion of its rights and obligations under this Note and the other Loan Documents to any Person. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Note. Borrower shall not have the right to assign, delegate or transfer its rights or obligations under this Note without the prior written consent of Lender (except to the extent otherwise expressly permitted pursuant to the terms and conditions of the Loan Agreement), and any attempted assignment, delegation or transfer without such consent shall be null and void. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWERS:

BORROWER:

PMI GREENSBORO, LLC,
A Delaware limited liability company

By: Peter Mueller, Inc.,
a Virginia corporation
Its: Manager (and sole member)

By:	/s/Kurt A. Schirm
Name: Kurt A. Schirm
Title: President

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BORROWER:

MDR GREENSBORO, LLC,
a Delaware limited liability company

By: MEDALIST DIVERISIFIED HOLDINGS, L.P.
a Delaware limited partnership
Its: Sole Owner

By: MEDALIST DIVERSIFIED REIT, INC.
a Maryland corporation
Its: General Partner

By:	/s/William R. Elliot
Name: William R. Elliot
Its: Co-President